Exhibit 10.1

PACIFIC CAPITAL BANCORP

2008 EQUITY INCENTIVE PLAN

NOTICE OF GRANT

AND

RESTRICTED STOCK AGREEMENT FOR NON-EMPLOYEE DIRECTORS

You have been granted the number of Common Shares of Restricted Stock of Pacific Capital Bancorp (the “Company”), as set forth below (“Common Shares”), subject to the terms and conditions of the Pacific Capital Bancorp 2008 Equity Incentive Plan (“Plan”), and this Notice of Grant and Restricted Stock Agreement including the attachments hereto (collectively, “Notice and Agreement”).  Unless otherwise defined in the Notice and Agreement, terms with initial capital letters shall have the meanings set forth in the Plan.

Grant Date:

Number of Common Shares of Restricted Stock Granted:	The number of shares is specified on the Grant Summary section of this website.

Fair Market Value :	The Fair Market Value is the closing price of Company stock on the Grant Date and is specified on the Grant Summary section of this website.

Vesting Schedule

None of the property can be sold or transferred prior to the expiration date. If service as a director terminates within one year of the grant date (other than for death, disability, change in control or retirement), all unvested shares will be forfeited. Beginning on the above-referenced Grant Date and continuing until the Restricted Stock has become fully vested, the Director’s interest in the Restricted Stock shall become 100% vested on the first Anniversary of the Grant Date.

Period of Restriction and Release of Common Shares from Company’s Return Right (see Sections 2 and 3 of attached Agreement)

The Period of Restriction, during which the Common Shares shall be subject to the Company’s Return Right, shall lapse on the first anniversary of the Grant Date.  However, upon the occurrence of a Change in Control (as defined in the Plan), the Company’s Return Right shall lapse immediately.

By acknowledging this grant electronically, you accept this grant of Common Shares and you hereby represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.

PACIFIC CAPITAL BANCORP

2008 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

1. Grant of Restricted Stock.  The Company has granted to you the number of Common Shares of Restricted Stock specified in the Notice of Grant on the preceding page (“Notice of Grant”), subject to the following terms and conditions.  In consideration of such grant, you agree to be bound by such terms and conditions, and by the terms and conditions of the Plan.

2. Period of Restriction.  During the Period of Restriction specified in the Notice of Grant, the Common Shares shall remain subject to the Company’s Return Right (defined in Section 3).  The Period of Restriction shall expire and the Company’s Return Right shall lapse as to the Common Shares granted in the amount(s) and on the date(s) specified in the Notice of Grant (each, a “Release Date”); provided, however, that no Common Shares shall be released on any Release Date if the Participant has ceased Continuous Status as a Director on or prior to such date.  Any and all Common Shares subject to the Company’s Return Right at any time shall be defined in this Notice and Agreement as “Unreleased Common Shares.”

3. Return of Restricted Stock to Company.  If Participant ceases Continuous Status as a Director for any reason (a “Return Event”), the Company shall become the legal and beneficial owner of the Unreleased Common Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer such Unreleased Common Shares to its own name.  The Participant shall continue to own any Common Shares subject to the terms of the Plan and this Notice and Agreement with respect to which the Participant has Continuous Status as a Director through the Release Date(s) specified in the Notice of Grant for such Common Shares.

4. Restriction on Transfer.  Except for the transfer of the Common Shares to the Company or its assignees contemplated by this Notice and Agreement, none of the Common Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the Release Date for such Common Shares set forth in this Notice and Agreement.  In addition, as a condition to any transfer of the Common Shares after such Release Date, the Company may, in its discretion, require: (i) that the Common Shares shall have been duly listed upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted; (ii) that either (a) a registration statement under the Securities Act of 1933, as amended (“Securities Act”) with respect to the Common Shares shall be effective, or (b) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under the Securities Act and the Participant shall have entered into agreements with the Company as reasonably required; and (iii) fulfillment of any other requirements deemed necessary by counsel for the Company to comply with Applicable Law.

5. Retention of Common Shares.  The Company shall hold the Unreleased Common Shares until the Release Date for such Common Shares.  When a Return Event or Release Date occurs, the Company shall promptly deliver the applicable Common Shares to the Company or to the Participant, as the case may be.

6. Stockholder Rights.  Subject to the terms hereof, the Participant shall have all the rights of a stockholder with respect to the Common Shares while they are retained by the Company pursuant to Section 5, including without limitation, the right to vote the Common Shares and to receive any cash dividends declared thereon.  If, from time to time prior to the Release Date, there is (i) any stock dividend, stock split or other change in the Common Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Participant shall be entitled by reason of the Participant’s ownership of the Common Shares shall be immediately subject to the terms of this Notice and Agreement and included thereafter as “Common Shares” for purposes of this Notice and Agreement.

7. Legends.  The share certificate evidencing the Common Shares, if any, issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, OBLIGATIONS TO RETURN TO AND THE COMPANY, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

8. U.S. Tax Consequences.  The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Notice and Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Notice and Agreement.  The Participant understands that for U.S. taxpayers, Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Common Shares, if any, and the fair market value of the Common Shares as of the date any restrictions on the Common Shares lapse.  In this context, “restriction” includes the right of the Company to the return of the Common Shares upon a Return Event.  The Participant understands that if he/she is a U.S. taxpayer, the Participant may elect to be taxed at the time the Common Shares are awarded as Restricted Stock rather than when and as the Return Right expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of acquisition.  The form for making this election is attached as Exhibit A hereto.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), IF APPLICABLE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

9.	General.

(a) This Notice and Agreement shall be governed by and construed under the laws of the State of California.  The Notice and Agreement and the Plan, which is incorporated herein by reference, represents the entire agreement between the parties with respect to the Common Shares of Restricted Stock granted to the Participant.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Notice and Agreement, the terms and conditions of the Plan shall prevail.

(b) Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of this Notice and Agreement shall be in writing and shall be deemed given when delivered personally, deposited with an international courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties at the addresses set forth in the Notice of Grant, or such other address as a party may request by notifying the other in writing.

(c) The rights of the Company under this Notice and Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The rights and obligations of the Participant under this Notice and Agreement may only be assigned with the prior written consent of the Company.

(d) The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Notice and Agreement.

(e) PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE RELEASE OF COMMON SHARES PURSUANT TO THIS AGREEMENT SHALL BE EARNED ONLY BY CONTINUING SERVICE AS A DIRECTOR, AND NOT THROUGH THE ACT OF BEING HIRED, APPOINTED OR OBTAINING COMMON SHARES HEREUNDER.

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EXHIBIT A

ELECTION UNDER SECTION 83(b)

OF THE U.S. INTERNAL REVENUE CODE OF 1986

Department of the Treasury

Fresno, California 93888-0002

Re:	Election Under IRC Section 83(b)

Dear Sir or Madam:

I hereby make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to certain restricted stock received by me.  The following information is submitted as required by Treas. Reg. § 1.83-2(e):

Directions:	Please complete the form by filling in your Name, Address and Social Security Number in Item 1 below and signing on the signature line below.

1.	Name: Address: Social Security Number

2.	Property for which election is made	Shares of restricted common stock of Pacific Capital Bancorp. The Beneficial Owner is .

3.	Date of Transfer	April 29, 2008

4.	Taxable year for which election is made	2008

5.	Restrictions to which property is subject

None of the property can be sold or transferred prior to the expiration date (April 29, 2009).  If service as a director terminates within one year of the grant date (other than for death, disability, or change in control), all unvested shares will be forfeited.

6.	Fair Market Value	Closing stock price on April 29, 2008: $ .

7.	Amount paid for the property	None

8.	A copy of this election has been furnished to the Corporation?	Yes

Please return completed form to:

Pacific Capital Bancorp

Terri Ipsen, M/C 98-01

1021 Anacapa Street, 3rd Floor

Santa Barbara, CA 93101

Signature

Date